SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  January 15, 2004

Great Plains Ethanol, LLC

(Exact name of Registrant as specified in its charter)

South Dakota	333-56368	46-0459188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27716 462nd Ave. Chancellor, South Dakota	57039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (605) 647-0040

Item 5.  Other Events.

On January 12, 2004, the registrant’s board of managers approved a cash distribution of $1000.00 per capital unit to all members of record as of December 31, 2003. The cash distribution will be issued in two equal installments, the first installment being issued on January 14, 2004 and the second installment being issued on or around March 15, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Great Plains Ethanol, LLC

Dated: January 15, 2004	By:	/s/ Rick Serie
Rick A. Serie
Chief Executive Officer